Exhibit 23.4

[Letterhead of Morten Beyer & Agnew, Inc.]

October 1, 2007

Northwest Airlines, Inc.
Department A4010
2700 Lone Oak Parkway
Eagan, MN 55121-1534

Pass-Through Trusts, Series 2007-1

c/o U.S. Bank Trust National Association

300 Delaware Avenue, 9th Floor

Mail Code EX-DE-WDAW

Wilmington, Delaware 19801

Attention: Corporate Trust Services

Ref.: Northwest 2007-1 EETC

U.S. Bank Trust National Association

One Federal Street

EX-MA-FED, 3rd Floor

Boston, Massachusetts 02110

Attention: Corporate Trust Services

Ref.: Northwest 2007-1 EETC

The Underwriters:

Citigroup Global Markets Inc.

Morgan Stanley & Co. Incorporated

  As representative of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Re:          Pass-Through Trusts, Series 2007-1 (the “Companies”) Aircraft Appraisals

Ladies and Gentlemen:

Reference is made herein to the Preliminary Prospectus Supplement and the Final Prospectus Supplement (collectively, the “Prospectus Supplements”) in respect of the offering by the Company of

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Pass Through Certificates, Series 2007-1.  We understand that the Prospectus Supplements will be distributed to potential investors as described therein.

We consent to the reference to our name in the text of the Prospectus Supplements and to the inclusion therein of the report prepared by us with respect to the Aircraft referred to therein.

Sincerely,

Morten Beyer & Agnew, Inc.

   /s/ Robert F. Agnew
Name:         Robert F. Agnew

Title:           President & CEO

ISTAT Certified Senior Appraiser

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